EXHIBIT 4.2

CITIZENS FINANCIAL GROUP, INC.

Company

and

THE BANK OF NEW YORK MELLON

Trustee

TENTH SUPPLEMENTAL INDENTURE

Dated as of March 5, 2025

to

SENIOR INDENTURE

Dated as of October 28, 2015

$750,000,000 Principal Amount of 5.253% Fixed/Floating Rate Senior Notes due 2031

Exhibit A

i

CROSS-REFERENCE TABLE

Reconciliation and tie showing the location in the Base Indenture, dated as of October 28, 2015, of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act, unless otherwise indicated. This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Senior Indenture.

Trust Indenture Act of 1939 Section		Indenture Section
310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(5)	6.09
	(b)	6.08 and 6.10
311	(a)	6.13
	(b)	6.13
312	(a)	7.01
	(b)	7.02
	(c)	7.02
313	(a)	7.03
	(d)	7.03
314	(a)	12.06
	(a)(4)	12.04
	(c)(1)	1.02
	(c)(2)	1.02
	(e)	1.02
315	(a)	6.01
	(b)	6.02
	(c)	6.01
	(d)	6.01
	(e)	5.14
316	(a)(1)	5.12
	(b)	5.07
	(c)	8.02
317	(a)	5.03 and 5.04
	(b)	12.03
318	(a)	1.13

ii

TENTH SUPPLEMENTAL INDENTURE, dated as of March 5, 2025 (the “Tenth Supplemental Indenture”), between Citizens Financial Group, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as Trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to The Bank of New York Mellon, as trustee, a Senior Indenture, dated as of October 28, 2015 (the “Base Indenture,” as the same may be amended or supplemented from time to time, including by the First Supplemental Indenture dated as of July 28, 2016, the Second Supplemental Indenture dated as of February 24, 2017, the Third Supplemental Indenture dated as of July 25, 2019, the Fourth Supplemental Indenture dated as of February 6, 2020, the Fifth Supplemental Indenture dated as of April 30, 2020, the Sixth Supplemental Indenture dated as of April 30, 2020, the Seventh Supplemental Indenture dated as of January 23, 2024, the Eighth Supplemental Indenture dated as of April 25, 2024, the Ninth Supplemental Indenture dated as of July 23, 2024 and this Tenth Supplemental Indenture, the “Senior Indenture”), providing for the issuance from time to time of the Company’s senior debt securities (herein and therein called the “Debt Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Sections 2.01, 3.01 and 11.01 of the Base Indenture permit the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to provide for the issuance of, and establish the form and terms of, additional series of Debt Securities;

WHEREAS, the Company has authorized the issuance of $750,000,000 in aggregate principal amount of its 5.253% Fixed/Floating Rate Senior Notes due 2031 (the “Senior Notes”);

WHEREAS, the Senior Notes will be established as a series of Debt Securities under the Senior Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Tenth Supplemental Indenture to establish the form and terms of the Senior Notes; and

WHEREAS, all things necessary have been done to make this Tenth Supplemental Indenture a valid agreement of the Company, in accordance with its terms;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Senior Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101 Relation to Base Indenture.

This Tenth Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this Tenth Supplemental Indenture, shall apply to the Senior Notes) in respect of the Senior Notes but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Debt Securities or affects in any manner the terms and conditions of the Debt Securities of any other series.

Section 102 Incorporation by Reference of Trust Indenture Act.

The Senior Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Senior Indenture. The following Trust Indenture Act terms have the following meanings:

“Indenture Securities” shall mean the Debt Securities.

“Indenture to Be Qualified” shall mean the Senior Indenture.

“Indenture Trustee or Institutional Trustee” shall mean the Trustee.

“Obligor” with reference to Indenture Securities shall mean the Company.

All other terms in the Senior Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

Section 103 Trust Indenture Act to Control.

If any provision included in the Senior Indenture limits, qualifies or conflicts with another provision included in the Senior Indenture which is required to be included in the Senior Indenture by the Trust Indenture Act, such required provision shall control. If any provision of the Senior Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to the Senior Indenture and the Senior Notes as so modified or to be excluded, as the case may be.

Section 104 Definitions.

For all purposes of this Tenth Supplemental Indenture, the capitalized terms used herein that are defined in this Section 104 have the respective meanings assigned hereto in this Section 104, and the capitalized terms used herein that are defined in the Base Indenture and not defined in this Section 104 have the respective meanings assigned thereto in the Base Indenture. For all purposes of this Tenth Supplemental Indenture:

(1) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

(2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP, and, except as otherwise herein expressly provided, the term “U.S. GAAP” with respect to any computation required or permitted hereunder shall mean U.S. GAAP at the date of such computation;

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Tenth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5) for the avoidance of doubt, any reference to a facsimile signature shall include an image of a signature produced electronically.

“Additional Notes” shall have the meaning set forth in Section 202(j) hereof.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, or payment of principal of, premium, if any, and interest on the Global Notes, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, exchange or payment.

“Authorized Officers” has the meaning set forth in Section 307 hereof.

“Bank” means any institution which accepts deposits that the depositor has a legal right to withdraw on demand and engages in the business of making commercial loans.

“Base Indenture” has the meaning set forth in the recitals of the Company of this Tenth Supplemental Indenture.

“Clearstream” means Clearstream Banking, Société Anonyme and its successors.

“Code” means the Internal Revenue Code of 1986 as in effect on the date hereof.

“Company” means the Person named as the “Company” in the first paragraph of this Tenth Supplemental Indenture until a successor corporation shall have become such pursuant to the applicable provisions of the Senior Indenture, and thereafter “Company” shall mean such successor corporation.

“Covenant Breach” means a default in the performance, or breach, of any covenant or warranty of the Company in the Base Indenture, this Tenth Supplemental Indenture or the Senior Notes (other than a covenant or warranty a default in whose performance is specifically dealt with in Section 5.01 of the Base Indenture, as modified by this Tenth Supplemental Indenture, or a covenant included in the Base Indenture or a supplemental indenture thereto solely for the benefit of a series of Debt Securities other than the Senior Notes), and the continuance of such default or breach for a period of 90 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of the outstanding Senior Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Breach” hereunder. A Covenant Breach shall not be an Event of Default with respect to the Senior Notes.

“Definitive Note” means a certificated Senior Note registered in the name of the Holder thereof and issued in accordance with Section 204 hereof, substantially in the form of Exhibit A, except that such Senior Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Default”, wherever used herein, means any one of the following events (whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the Senior Notes:

(a) an Event of Default has occurred with respect to the Senior Notes as specified in Section 5.01; or

(b) a Covenant Breach has occurred with respect to the Senior Notes.

“Electronic Means” has the meaning set forth in Section 307 hereof.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” has the meaning set forth in Section 306 hereof.

“First Par Call Date” has the meaning set forth in Section 203(a) hereof.

“Global Note Legend” means the legend set forth in Section 204(f) hereof, which is required to be placed on all Global Notes issued under the Senior Indenture.

“Global Notes” shall have the meaning set forth in Section 201(b) hereof.

“H.15” has the meaning set forth in Section 203(a) hereof.

“H.15 TCM” has the meaning set forth in Section 203(a) hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Instructions” has the meaning set forth in Section 307 hereof.

“Issue Date” means March 5, 2025.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Subsidiary Bank” means any Subsidiary which is a Bank and has total assets equal to 20 percent or more of the consolidated assets of the Company determined as of the date of the most recent annual or quarterly financial statements of such entities.

“Remaining Life” has the meaning set forth in Section 203(a) hereof.

“Senior Indenture” has the meaning set forth in the recitals of the Company of this Tenth Supplemental Indenture.

“Senior Notes” has the meaning set forth in the recitals of the Company of this Tenth Supplemental Indenture.

“Tenth Supplemental Indenture” has the meaning set forth in the first paragraph hereof.

“Treasury Rate” has the meaning set forth in Section 203(a) hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph hereof until a successor Person shall have become such pursuant to the applicable provisions of the Senior Indenture, and thereafter “Trustee” shall mean such successor Person.

“Voting Stock” means the stock of a corporation or other entity of the class or classes having general voting power in an election of the board of directors, managers or trustees of such corporation or other entity (irrespective of whether, at the time, stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency); provided, for the avoidance of doubt, that preferred stock with customary voting rights upon the nonpayment of a dividend does not constitute voting stock.

ARTICLE II

TERMS AND CONDITIONS OF THE SENIOR NOTES

Section 201 Form of Senior Notes.

(a) General. The Senior Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of the Senior Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Senior Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be determined, consistent with the Senior Indenture, by the officers of the Company executing such Senior Notes, as evidenced by their execution of such Senior Notes.

(b) Global Notes. The Senior Notes shall be issued initially in the form of one or more permanent Global Securities (each, a “Global Note”). Global Notes shall be substantially in the form of Exhibit A, including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Senior Notes issued in definitive form shall be substantially in the form of Exhibit A, but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Each Global Note shall represent such of the outstanding Senior Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 204 hereof.

(c) Authentication. With respect to the Senior Notes, the first sentence of Section 3.04(g) of the Base Indenture shall be amended by adding the words “(or, solely in the case of a Global Note, by manual, facsimile or other electronic signature of one of its authorized officers)” immediately after words “by manual signature of one of its authorized officers” and before the comma that follows such words.

Section 202 Title and General Terms.

Pursuant to Sections 2.01 and 3.01 of the Base Indenture, there is hereby established a series of Debt Securities, the terms of which shall be as follows:

(a) Designation. The Senior Notes shall be known and designated as the “5.253% Fixed/Floating Rate Senior Notes due 2031.”

(b) Aggregate Principal Amount. The aggregate principal amount of the Senior Notes that may be authenticated and delivered under this Tenth Supplemental Indenture is limited to $750,000,000, as increased by the amount of any Additional Notes issued pursuant to Section 202(j) of this Tenth Supplemental Indenture, except for Senior Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Notes issued pursuant to Section 3.05, 3.06, 3.07, 11.06 or 13.07 of the Base Indenture or Article II of this Tenth Supplemental Indenture.

(c) Maturity, Interest and Place of Payment. The Stated Maturity of the Senior Notes shall be March 5, 2031, and the Senior Notes shall bear interest and have such other terms as are set forth in the form of Note attached as Exhibit A hereto. The Place of Payment with respect to the Senior Notes shall be The City of New York.

(d) No Additional Amounts. In the event that any payment on the Senior Notes by the Company or any Paying Agent is subject to withholding of United States federal income tax or other tax or assessment (as a result of a change in law or otherwise), neither the Company nor any Paying Agent shall pay additional amounts to the Holders of the Senior Notes.

(e) No Sinking Fund or Redemption at Option of Holders. The Company shall have no obligation to redeem or purchase the Senior Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof. The Senior Notes shall be redeemable at the election of the Company from time to time at the times and at the prices specified in Section 203 hereof.

(f) Defeasance. The Senior Notes shall be subject to the defeasance and covenant defeasance provisions of Article 14 of the Base Indenture.

(g) Repurchases. The Company may from time to time repurchase Senior Notes in open market purchases or negotiated transactions without prior notice to Holders or beneficial owners of Senior Notes.

(h) Denominations. The Senior Notes shall be issuable only in fully registered form and only in a minimum denomination of $2,000 and authorized denominations of any integral multiples of $1,000 in excess thereof.

(i) Authentication and Delivery. The Senior Notes shall be executed, authenticated, delivered and dated in accordance with Section 3.04 of the Base Indenture and Section 201 hereof.

(j) Additional Notes. The Company may, from time to time, without the consent of the Holders of the Senior Notes, reopen the series constituting the Senior Notes and issue additional Senior Notes (the “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Senior Notes, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such Additional Notes, together with the initial Senior Notes, shall constitute a single series of Debt Securities under the Base Indenture; provided that if the Additional Notes are not fungible for U.S. federal income tax and U.S. federal securities law purposes with the initial Senior Notes, the Additional Notes shall be issued under separate CUSIP and ISIN numbers.

(k) Remedies. With respect to the Senior Notes, Section 5.01, 5.02 and 5.03 of the Base Indenture shall be replaced in their entirety with the following:

“Section 5.01. Events of Default. “Event of Default” wherever used herein with respect to the Senior Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Company fails to pay the principal of (or premium, if any, on) any Senior Note at the Maturity thereof and such failure is continued for 30 days;

(b) the Company fails to pay any installment of interest on any Senior Note when such interest becomes due and payable and such failure is continued for 30 days;

(c) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, receivership, insolvency, reorganization or similar law, and the continuance of any such decree or order for relief unstayed and in effect for a period of 60 consecutive days; or

(d) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, receivership, insolvency, reorganization or other similar law of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee sequestrator or similar official of the Company or of substantially all its property.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Senior Notes at the time outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of outstanding Senior Notes may declare the principal amount of and all accrued and unpaid interest, if any, on all the Senior Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount and interest of the Senior Notes shall become immediately due and payable. Upon payment of such amounts, all obligations of the Company in respect of the payment of principal of and interest on the Senior Notes shall terminate. Notwithstanding the foregoing, if an Event of Default with respect to the Senior Notes occurs as a result of the happening of any event of the kind specified in Section 5.01(c) or (d) involving the Company, the principal of all outstanding Senior Notes and any accrued and unpaid interest thereon shall become due and payable immediately without any further action on the part of the Trustee or the Holders of the Senior Notes.

At any time after such a declaration of acceleration with respect to the Senior Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 5 provided, the Holders of a majority in principal amount of the outstanding Senior Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue installments on all Senior Notes,

(ii) the principal of (and premium, if any, on) any Senior Notes that have become due and payable otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Senior Notes,

(iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Senior Note at the rate or rates prescribed therefor in such Senior Notes, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to the Senior Notes have been remedied, or, if permitted, waived. No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that, if the Company fails to pay the principal of (or premium, if any, on) any Senior Note at the Maturity thereof, or if the Company fails to pay any installment of interest on any Senior Note when such interest becomes due and payable and such failure is continued for 30 days, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Senior Notes, the entire amount then due and payable on the Senior Notes, for the principal of, premium, if any, and interest, if any, and interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate or rates prescribed therefor in the Senior Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Senior Notes, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Senior Notes wherever situated.

If a Default with respect to the Senior Notes occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of the Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Senior Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.”

(l) Certain Rights of Trustee. With respect to the Senior Notes, Section 6.03(j) of the Base Indenture shall be revised to read as follows:

“(j) the Trustee shall accept and deliver all notices, reports and other information that are required to be provided or delivered to it pursuant to the Indenture, and, where required under the Indenture, shall, in its reasonable judgment, determine whether such notices, reports or other information are satisfactory to it in form; provided that receipt and delivery of such reports, information and documents to the Trustee is for informational purposes only and, except for any explicit notice of a default from the Company or a Holder as contemplated by Section 6.02, the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates); so long as any Debt Securities are registered in the name of Cede & Co., as nominee for The Depository Trust Company, or another Depositary and subject to any listing requirements, notices, reports, and other information that are required to be sent to the Holders of such Debt Securities may be given by delivery of the relevant notice to The Depository Trust Company for communication by The Depository Trust Company to entitled participants and account holders of such clearing systems;”

(m) Company May Consolidate, etc., Only on Certain Terms. With respect to the Senior Notes, the following shall be inserted at the end of Section 10.01 of the Base Indenture:

“The foregoing provisions and requirements set forth in clauses (a)-(c) of this Section 10.01 shall not apply with respect to any conveyance, transfer or lease of the Company’s properties and assets substantially as an entirety to one or more of the Company’s Subsidiaries.”

(n) Supplemental Indentures Without Consent of Holders. With respect to the Senior Notes, Section 11.01 of the Base Indenture shall be revised to add the following as subclauses (l) and (m):

“(l) to conform the terms of the Debt Securities or the Indenture with the description set forth in any prospectus or prospectus supplement relating to such Debt Securities; and

(m) to reflect the occurrence of a Benchmark Transition Event, the selection of a Benchmark Replacement or any Benchmark Replacement Conforming Changes that have been made.”

(o) Covenants. With respect to the Senior Notes, the following shall be inserted as Section 12.07 of the Base Indenture and subject to clause (y) of Section 14.02 of the Base Indenture:

“Section 12.07. Sale or Issuance of Voting Stock of a Principal Subsidiary Bank. The Company shall not, directly or indirectly:

(a) sell, assign, pledge, transfer or otherwise dispose of, or permit to be issued, any shares of Voting Stock of a Principal Subsidiary Bank or any securities convertible into or rights to subscribe to such Voting Stock, unless, after giving effect to (i) such sale, pledge, assignment, transfer, disposition or issuance, and (ii) the conversion of such securities into, or exercise of such rights with respect to, such Voting Stock, the Company will own, directly or indirectly, at least 80% of the outstanding shares of each class of Voting Stock of such Principal Subsidiary Bank; or

(b) pay any dividend in Voting Stock of a Principal Subsidiary Bank or make any other distribution in Voting Stock of a Principal Subsidiary Bank, unless the Principal Subsidiary Bank to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and any premium and interest on the Senior Notes;

provided, however, the foregoing shall not limit or restrict any of the following:

(i) any dispositions made by the Company or any Principal Subsidiary Bank of the Company (A) acting in a fiduciary capacity for any Person other than the Company or any Principal Subsidiary Bank of the Company or (B) to the Company or any wholly-owned Subsidiary;

(ii) the consolidation with or merger into any other Person or the conveyance, transfer or lease of the Company’s properties substantially as an entirety to any person as otherwise permitted pursuant to Article 10 of the Base Indenture;

(iii) the merger or consolidation of a Principal Subsidiary Bank with and into (a) another Principal Subsidiary Bank or another of the Company’s Subsidiaries, or (b) another domestic Bank, if after the merger or consolidation (i) the Company owns at least 80% of the voting stock of the resulting Bank and (ii) no Event of Default has occurred and is continuing;

(iv) the sale, assignment, pledge, transfer or other disposition of shares of Voting Stock of a Principal Subsidiary Bank made by the Company or any Subsidiary of the Company if:

(A)	the sale, assignment, pledge, transfer or other disposition is made, in the minimum amount required by law, to any Person for the purpose of the qualification of such Person to serve as a director; or

(B)

the sale, assignment, pledge, transfer or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by the Company or any Principal Subsidiary Bank of the Company, directly or indirectly, of any other Person; or

(C)	the sale, assignment, pledge, transfer or other disposition of Voting Stock or any other securities convertible into or rights to subscribe to Voting Stock of a Principal Subsidiary Bank, so long as:

(a)

any such transaction is made for fair market value as determined by the Board of Directors or the board of directors of the Principal Subsidiary Bank of the Company disposing of such Voting Stock or other securities or rights; and

(b)

after giving effect to such transaction and to any potential dilution, the Company and its wholly-owned Subsidiaries will own, directly or indirectly, at least 80% of the Voting Stock of such Principal Subsidiary Bank;

(v) any Principal Subsidiary Bank from selling additional shares of Voting Stock to its shareholders at any price, so long as immediately after such sale, the Company owns, directly or indirectly, at least as great a percentage of the Voting Stock of such Principal Subsidiary Bank as the Company owned prior to such sale of additional shares;

(vi) a pledge made or a lien created to secure loans or other extensions of credit by a Principal Subsidiary Bank subject to Section 23A of the Federal Reserve Act.”

Section 203 Redemption.

(a) Optional Redemption. The Senior Notes will be redeemable at the Company’s option, in whole or in part, at any time and from time to time, on or after September 1, 2025 (180 days from March 5, 2025) (or, if additional Senior Notes are issued after March 5, 2025, beginning 180 days after the issue date of such additional Senior Notes), and prior to the First Par Call Date (as defined below), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed discounted to the redemption date (assuming the Senior Notes matured on the First Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, less (b) interest accrued on the Senior Notes to the date of redemption; and

•	100% of the principal amount of the Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

On the First Par Call Date, the Senior Notes will be redeemable at the Company’s option, in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of the Senior Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

On and after February 2, 2031 (31 days prior to the Stated Maturity), the Senior Notes will be redeemable, in whole or in part, at any time and from time to time, at the Company’s option at a redemption price equal to 100% of the aggregate principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

If the Company redeems Senior Notes at its option, then (a) notwithstanding the foregoing, installments of interest on the Senior Notes that are due and payable on any Interest Payment Date falling on or prior to a redemption date for the Senior Notes will be payable on that Interest Payment Date to the registered Holders thereof as of the close of business on the relevant record date according to the terms of the Senior Notes and the Senior Indenture and (b) the redemption price will, if applicable, be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“First Par Call Date” means March 5, 2030 (the date that is one year prior to the Stated Maturity).

“Treasury Rate” the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the First Par Call Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Par Call Date, as applicable. If there is no United States Treasury security maturing on the First Par Call Date but there are two or more United

States Treasury securities with a maturity date equally distant from the First Par Call Date, one with a maturity date preceding the First Par Call Date and one with a maturity date following the First Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the First Par Call Date. If there are two or more United States Treasury securities maturing on the First Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(b)	Redemption Procedures.

(1) Except as modified by this Section 203, any redemption of the Senior Notes under this Section 203 is subject to the terms and conditions of Article 13 of the Base Indenture. Notice of any redemption will be sent at least 10 days but not more than 60 days before the redemption date to (w) each Holder of Senior Notes to be redeemed in accordance with Section 1.05 of the Base Indenture, (x) to the Trustee, (y) to the Security Registrar to forward to each Holder of Senior Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the procedures of the Depositary. If less than all the Senior Notes are to be redeemed, and the Senior Notes are Global Notes, the Senior Notes to be redeemed will be selected by the Depositary in accordance with its standard procedures. If the Senior Notes to be redeemed are not Global Notes held by the Depositary, the Trustee will select the Senior Notes (or portions thereof) to be redeemed by lot. The Trustee shall have no duty to calculate or verify the calculation of the redemption price.

(2) At least 5 Business Days or such shorter period as the Trustee and Security Registrar may agree to (and not more than 10 Business Days) prior to the date on which it intends to have the Security Registrar notify the Holders of the Senior Notes of the Company’s exercise of its option to redeem the Senior Notes, the Company will provide to the Trustee and the Security Registrar a draft notice of a potential exercise of such option with respect to the Senior Notes on such date. After receipt of final notice that the Company is exercising its option to redeem the Senior Notes, the Security Registrar will deliver notice to each Holder of Senior Notes in accordance with Article 13 of the Base Indenture, as modified by this Section 203.

(3) The election of the Company to redeem any Senior Notes shall be evidenced by either a Board Resolution or an Officer’s Certificate.

Section 204 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 204, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless (i) the Depositary (1) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (2) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within 90 days of such notice or becoming aware that the Depositary is no longer so registered, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes or (iii) upon the request of the Depositary if there shall have occurred and be continuing an Event of Default with respect to the Senior Notes. Upon the occurrence of any of the preceding events in clause (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Article 3 of the Base Indenture. Every Senior Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 204 or Article 3 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in clause (i), (ii) or (iii) above and pursuant to Section 12.06 of the Base Indenture. A Global Note may not be exchanged for another Senior Note other than as provided in this Section 204(a).

(b) Transfers and Exchanges of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of the Senior Indenture and the Applicable Procedures. In connection with all transfers and exchanges of beneficial interests, the transferor of such beneficial interest must deliver to the Security Registrar either (1) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (2) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in this subclause (2)(A); provided that in no event shall Definitive Notes be issued other than upon the occurrence of any of the events in clauses (i), (ii) or (iii) of Section 204(a) hereof. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Senior Indenture and the Senior Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 204(g) hereof.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clauses (i), (ii) or (iii) of Section 204(a) hereof and, if applicable, satisfaction of the conditions set forth in Section 204(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 204(g) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 204(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Senior Notes are so registered.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Senior Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and authenticate or, if already issued, increase or cause to be increased the aggregate principal amount of the applicable Global Note. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected at a time when the applicable Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order for the authentication of one or more Global Notes in accordance with Section 3.04 of the Base Indenture, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so exchanged or transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 204(e), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

(f) Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SENIOR INDENTURE GOVERNING THIS SENIOR NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 204(g) OF THE TENTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 204(a) OF THE TENTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY

BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 204(g) OF THE TENTH SUPPLEMENTAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN DEFINITIVE FORM, THIS SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 3.09 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order for authentication thereof in accordance with Section 3.04 of the Base Indenture or at the Security Registrar’s request.

(ii) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Senior Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under Section 203 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange a Senior Note between a Record Date (as defined in the Senior Notes) with respect to such Senior Note and the next succeeding Interest Payment Date with respect to such Senior Note.

(iii) Neither the Security Registrar nor the Company shall be required to register the transfer of or exchange any Senior Note selected for redemption in whole or in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Senior Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Prior to due presentment for the registration of a transfer of any Senior Note, the Trustee, any Paying Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Senior Notes and for all other purposes, and none of the Trustee, any Paying Agent or the Company shall be affected by notice to the contrary.

(vi) Upon surrender for registration of transfer of any Senior Note at the office or agency of the Company designated pursuant to Section 12.02 of the Base Indenture, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Senior Notes of any authorized denomination or denominations of a like aggregate principal amount.

(vii) At the option of the Holder, Senior Notes may be exchanged for other Senior Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Senior Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 3.04 of the Base Indenture.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 204 to effect a registration of transfer or exchange may be submitted by facsimile or e-mail.

(ix) Neither the Trustee nor any Paying Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Senior Indenture or under applicable law with respect to any transfer of any interest in any Senior Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Senior Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 205 Corporate Trust Office.

With respect to the Senior Notes, the principal corporate trust office of the Trustee named in the preamble to the Base Indenture as of the date of execution hereof is located at 240 Greenwich Street, New York, New York 10286.

ARTICLE III

MISCELLANEOUS

Section 301 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 302 Successors and Assigns.

All covenants and agreements in this Tenth Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 303 Separability Clause.

In case any provision in this Tenth Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 304 Governing Law.

This Tenth Supplemental Indenture and the Senior Notes shall be deemed to be contracts made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to the conflicts of law rules of said State.

Section 305 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 306 FATCA.

The Paying Agent and the Trustee shall be entitled to deduct or withhold from payments under this Tenth Supplemental Indenture to the extent necessary to comply with an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA”). The Company hereby covenants that it will provide the Trustee and Paying Agent with sufficient information (but only to the extent that the Company has knowledge of such information) so as to enable the Trustee and Paying Agent to determine whether or not each of the Trustee and Paying Agent, respectively, is obliged, in respect of any payments to be made by it pursuant to this Tenth Supplemental Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Section 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

Section 307 Electronic Communications.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Tenth Supplemental Indenture and the Base Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and, if the Trustee believes in good faith that such Instructions are genuine and from the person purporting to be the sender of such Instructions, that the Trustee shall have the right to conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction, unless such losses, costs or expenses were caused by the Trustee’s gross negligence, bad faith, fraud or willful misconduct. The Company agrees: (i) subject to the immediately preceding sentence, to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the

Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any material compromise or unauthorized use of the security procedures to be followed in connection with its transmission of Instructions.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 308 Funds Held by the Trustee.

Funds held by the Trustee are to be held uninvested unless otherwise agreed in writing; provided that no such written agreement shall be required with respect to U.S. Government Obligations deposited with the Trustee in accordance with Article 14 of the Base Indenture.

* * * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. As provided in the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), this instrument may be executed by facsimile signature or other electronic signature complying with such Act.

IN WITNESS HEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the day and year first above written.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Michael Soccio
Name:	Michael Soccio
Title:	Executive Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Stacey B. Poindexter
Name:	Stacey B. Poindexter
Title:	Vice President

[Signature Page to the Tenth Supplemental Indenture]

EXHIBIT A

FACE OF NOTE

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SENIOR INDENTURE GOVERNING THIS SENIOR NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 204(g) OF THE TENTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 204(a) OF THE TENTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 204(g) OF THE TENTH SUPPLEMENTAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN DEFINITIVE FORM, THIS SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE OR HOLDING OF THE NOTES THAT (A) IT IS NOT A PLAN (INCLUDING A PENSION, PROFIT-SHARING OR OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), AND ENTITIES SUCH AS COLLECTIVE INVESTMENT FUNDS, PARTNERSHIPS AND SEPARATE ACCOUNTS WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF SUCH PLANS, AS WELL AS INDIVIDUAL RETIREMENT ACCOUNTS, KEOGH PLANS FOR SELF-EMPLOYED INDIVIDUALS AND ANY OTHER PLANS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) AND ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES IS NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101 AS MODIFIED BY ERISA SECTION 3(42), OR (B) ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES WILL NOT RESULT IN A NONEXEMPT

(Face of Note continued on next page)

PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. IN ADDITION, EACH PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE OR HOLDING OF THE NOTES THAT SUCH PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION IS NOT AND WILL NOT BE PROHIBITED UNDER SIMILAR RULES TO THE “PROHIBITED TRANSACTION” RULES OF ERISA OR SECTION 4975 OF THE CODE UNDER OTHER APPLICABLE LAWS OR REGULATIONS.

CUSIP: 174610 BJ3

ISIN: US174610BJ37

CITIZENS FINANCIAL GROUP, INC.

GLOBAL NOTE

representing up to

$[•]

5.253% Fixed/Floating Rate Senior Notes due 2031

No. [•]	U.S.$[•]

Citizens Financial Group, Inc., a Delaware corporation (the “Company”), promises to pay to Cede & Co. or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on March 5, 2031(the “Maturity Date”).

Fixed Rate Period: From and including March 5, 2025 to, but excluding, March 5, 2030.

Floating Rate Period: From and including March 5, 2030 to, but excluding, the Maturity Date.

Fixed Rate Interest Payment Dates: March 5 and September 5 of each year, commencing on September 5, 2025 and ending on March 5, 2030.

Floating Rate Interest Payment Dates: The second Business Day following each Floating Rate Interest Payment Period End-Date; provided that the Floating Rate Interest Payment Date with respect to the final Floating Rate Interest Payment Period will be the Maturity Date or, if this Senior Note is redeemed during the Floating Rate Period, the redemption date.

Floating Rate Interest Payment Period End-Dates: March 5, June 5, September 5 and December 5 in each year, beginning on June 5, 2030 and ending on the Maturity Date or if this Senior Note is redeemed, ending on the redemption date; provided that if any scheduled Floating Rate Interest Payment Period End-Date, other than the Maturity Date or redemption date, as applicable, falls on a day that is not a Business Day, it will be postponed to the following Business Day, except that, if that Business Day would fall in the next calendar month, the Floating Rate Interest Payment Period End-Date will be the immediately preceding Business Day.

(Face of Note continued on next page)

Record Dates: The fifteenth calendar day next preceding the related Fixed Rate Interest Payment Date or Floating Rate Interest Payment Date (whether or not a Business Day) or, if this Senior Note is in the form of a global security registered in the name of or held by DTC or its nominee, the close of business on the Business Day preceding the related Fixed Rate Interest Payment Date or Floating Rate Interest Payment Date.

Additional provisions of this Senior Note are set forth on the other side of this Senior Note.

(Face of Note continued on next page)

IN WITNESS HEREOF, the Company has caused this Senior Note to be duly executed.

Dated: [•]

CITIZENS FINANCIAL GROUP, INC.

By:
Name:
Title:

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Senior Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

Dated:

[Signature Page to Global Note]

REVERSE SIDE OF NOTE

5.253% Fixed/Floating Rate Senior Notes due 2031

Capitalized terms used herein shall have the meanings assigned to them in the Senior Indenture referred to below unless otherwise indicated.

1. INTEREST. The Company promises to pay interest on the principal amount of this Senior Note (i) during the Fixed Rate Period, semi-annually in arrears on each Fixed Rate Interest Payment Date at a fixed rate of 5.253% per annum and (ii) during the Floating Rate Period, quarterly in arrears on each Floating Rate Interest Payment Date at a rate per annum equal to the Accrued Interest Compounding Factor (as defined below) plus 1.259% (the “Spread”) until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum applicable for the most recently completed interest period on any overdue principal and premium and on any overdue installment of interest; provided, however, that, notwithstanding the foregoing, the interest rate on this Senior Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application and will in no event be lower than zero.

Payments of interest hereon on any Fixed Rate Interest Payment Date or redemption date during the Fixed Rate Period will include unpaid interest accrued to, but excluding, such Fixed Rate Interest Payment Date or redemption date. On each Floating Rate Interest Payment Date, accrued interest will be paid for the most recently completed Floating Rate Interest Payment Period (as defined below).

Interest hereon shall be computed on the basis of a 360-day year consisting of twelve 30-day months during the Fixed Rate Period, and during the Floating Rate Period interest hereon shall be computed on the basis of the actual number of days in each interest period (or any other relevant period) and a 360-day year.

If the scheduled final Floating Rate Interest Payment Period End-Date (i.e., the Maturity Date, or if this Senior Note is redeemed during the Floating Rate Period, the redemption date) falls on a day that is not a Business Day, then payment of any principal and interest payable on such date will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest or other payment will accrue as a result of such delay.

If any Fixed Rate Interest Payment Date or, if this Senior Note is redeemed during the Fixed Rate Period, any redemption date falls on a day which is not a Business Day, then payment of any principal, interest or premium payable on such date will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest or other payment will accrue as a result of such delay.

Unless the Company has redeemed, or called for redemption, this Senior Note on or prior to the commencement of the Floating Rate Period, the Company will appoint a calculation agent (the “Calculation Agent”) for this Senior Note prior to the Floating Rate Period. The Company may appoint itself or an affiliate of the Company as Calculation Agent.

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The Calculation Agent will calculate the interest rate on this Senior Note for each Floating Rate Interest Payment Period, and the interest rate on this Senior Note for each Floating Rate Interest Payment Period will equal the sum of the Accrued Interest Compounding Factor and the Spread. The “Accrued Interest Compounding Factor” means the rate of return of a daily compound interest investment computed in accordance with the following formula (with the resulting percentage rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards to 0.00001):

where:

•	“d0” is the number of U.S. Government Securities Business Days (as defined below) in the relevant Floating Rate Interest Payment Period;

•

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Floating Rate Interest Payment Period;

•	“SOFRi,” for any day “i” in the relevant Floating Rate Interest Payment Period, is a reference rate equal to SOFR in respect of that day;

•	“ni” is the number of calendar days in the relevant Floating Interest Payment Period on which the rate is SOFRi; and

•	“d” is the number of calendar days in the relevant Floating Interest Payment Period.

Subject to clause (ii) of the proviso for the definition of Floating Rate Interest Payment Period, for the calculation of Accrued Interest Compounding Factor, the interest rate in effect on any U.S. Government Securities Business Day will be the applicable rate as reset on that date, and the interest rate applicable to any other day is the interest rate from the immediately preceding U.S. Government Securities Business Day.

“Floating Rate Interest Payment Period” means the quarterly periods used to calculate interest on this Senior Note during the Floating Rate Period, which is paid on the Floating Rate Interest Payment Dates. With respect to a Floating Rate Interest Payment Date, interest is calculated from and including the second most recent Floating Rate Interest Payment Period End-Date (as described below) (or from and including March 5, 2030 in the case of the first Floating Rate Interest Payment Period) to but excluding the immediately preceding Floating Rate Interest Payment Period End-Date; provided that (i) the Floating Rate Interest Payment Period with respect to the final Floating Rate Interest Payment Date (i.e., the Maturity Date or, if this

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Senior Note is redeemed during the Floating Rate Period, the redemption date) will be the period from and including the second-to-last Floating Rate Interest Payment Period End-Date to but excluding the Maturity Date or redemption date for this Senior Note, as applicable, and (ii) with respect to such final Floating Rate Interest Payment Period, the level of SOFR for each calendar day in the period from and including the Rate Cut-Off Date (as defined below) to, but excluding, the Maturity Date or, if this Senior Note is redeemed during the Floating Rate Period, the redemption date shall be the level of SOFR in respect of such Rate Cut-Off Date.

“Rate Cut-Off Date” means the second U.S. Government Securities Business Day prior to the Maturity Date or the redemption date, as applicable.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The Calculation Agent will determine SOFR with respect to any U.S. Government Securities Business Day as follows (the “SOFR Provisions”):

(i) The Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day as provided by the New York Federal Reserve, as the administrator of such rate (or a successor administrator), on or about 5:00 p.m., New York City time, on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day; provided that for any U.S. Government Securities Business Day following the Rate Cate-Off Date, SOFR shall be the Secured Overnight Financing Rate in respect of the Rate Cut-Off Date. If the Secured Overnight Financing Rate does not so appear on the New York Federal Reserve’s Website, SOFR in respect of such U.S. Government Securities Business Day will be determined in accordance with the provisions described in clauses (ii) and (iii) below.

(ii) If the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day does not appear as specified in clause (i), unless the Company or its designee has determined that both a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred, the Secured Overnight Financing Rate in respect of the last U.S. Government Securities Business Day for which such rate was published on the New York Federal Reserve’s Website.

(iii) Notwithstanding clauses (i) and (ii) above, if the Company or its designee has determined that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

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(3) the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

The determination of SOFR with respect to any U.S. Government Securities Business Day by the Calculation Agent shall (in the absence of manifest error) be final and binding. For the avoidance of doubt, any adjustments to the terms of this Senior Note made pursuant to clause (iii) above shall not be subject to the consent of the Holder hereof, and the Company may, without the consent of the Holder hereof, amend or supplement this Senior Note to reflect the implementation of the terms of clause (iii) above, as applicable.

Any determination, decision or election that may be made by the Company or its designee pursuant to clause (iii) above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company’s or, subject to clause (ii) of the following sentence, its designee’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Senior Notes (including, without limitation, this Senior Note and the Senior Indenture), shall become effective without consent from any other party. In connection with any determination, decision or election pursuant to clause (iii) in the SOFR Provisions above, the Company may, in its sole discretion, (i) designate any affiliate of the Company, any dealer for the offering of the Senior Notes, any affiliate of a dealer or any other person to make one or more determinations, decisions or elections on a temporary or permanent basis, (ii) determine to provide that any determination, decision or election to be made by a designee will be made after consultation with the Company and subject to the condition that the designee will not make any such determination, decision or election to which the Company reasonably objects and (iii) revoke any such designation. Any person so designated in accordance with the immediately preceding sentence will be a “designee” for purposes of the provisions of this Senior Note for so long as such designation remains in effect.

“Benchmark” means, initially, the Secured Overnight Financing Rate compounded on a daily basis; provided that if the Company or its designee has determined that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order presented in clause (iii) in the SOFR Provisions above that can be determined by the Company or its designee as of the Benchmark Replacement Date. In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

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“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Rate Interest Payment Period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York.

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Secured Overnight Financing Rate compounded on a daily basis, 5:00 p.m., New York City time, on the particular U.S. Government Securities Business Day and (2) if the Benchmark is not the Secured Overnight Financing Rate compounded on a daily basis, the time determined by the Company or its designee in accordance with the Benchmark Replacement Conforming Changes.

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“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

None of the Trustee, the Paying Agent or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the Business Day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, the Paying Agent and Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company or its designee without independent investigation, and none of the Trustee, the Paying Agent and Calculation Agent will have any liability for actions taken at our direction in connection therewith.

None of the Trustee, the Paying Agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Senior Indenture or this Senior Note as a result of the unavailability of SOFR, or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Senior Note and reasonably required for the performance of such duties. None of the Trustee, the Paying Agent or Calculation Agent shall be responsible or liable for the Company’s actions or omissions or for those of any designee of the Company, or for any failure or delay in the performance by the Company or any designee of the Company, nor shall any of the Trustee, the Paying Agent or Calculation Agent be under any obligation to oversee or monitor the Company’s performance or the of performance of any designee of the Company. The Trustee may conclusively rely, without investigation, on the Calculation Agent’s determination of the interest rate during the Floating Rate Period.

2. METHOD OF PAYMENT. The Company will pay interest on this Senior Note to the Person that is the registered Holder of this Senior Note at the close of business on the Record Date for such Interest Payment Date, even if this Senior Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 3.08 of the Base Indenture with respect to Defaulted Interest; provided, however, that, subject to the exception set forth in the fourth paragraph of Section 203(a) of the Tenth Supplemental Indenture, the interest payment at maturity will be payable to the person to whom principal is payable. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register of Holders; provided that (a) all payments of principal, premium, if any, and interest on, Senior Notes

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represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof or as may otherwise be in accordance with the Applicable Procedures of DTC and (b) all payments of principal, premium, if any, and interest with respect to certificated Senior Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Senior Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4. SENIOR INDENTURE. The Company issued the Senior Notes under a Senior Indenture, dated as of October 28, 2015 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture, dated as of July 28, 2016 (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated as of February 24, 2017 (the “Second Supplemental Indenture”), a Third Supplemental Indenture, dated as of July 25, 2019 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture, dated as of February 6, 2020 (the “Fourth Supplemental Indenture”), a Fifth Supplemental Indenture, dated as of April 30, 2020 (the “Fifth Supplemental Indenture”), a Sixth Supplemental Indenture, dated as of April 30, 2020 (the “Sixth Supplemental Indenture”), a Seventh Supplemental Indenture, dated as of January 23, 2024 (the “Seventh Supplemental Indenture”), an Eighth Supplemental Indenture, dated as of April 25, 2024 (the “Eighth Supplemental Indenture”), a Ninth Supplemental Indenture, dated as of July 23, 2024 (the “Ninth Supplemental Indenture”) and a Tenth Supplemental Indenture, dated as of March 5, 2025 (the “Tenth Supplemental Indenture” and the Base Indenture, as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Tenth Supplemental Indenture, the “Senior Indenture”), each between the Company and the Trustee, and reference is hereby made to the Senior Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of a duly authorized issue of Debt Securities of the Company designated as its “5.253% Fixed/Floating Rate Senior Notes due 2031”. To the extent any provision of this Senior Note conflicts with the express provisions of the Senior Indenture, the provisions of the Senior Indenture shall govern and be controlling.

5. REDEMPTION. Except as described below, the Senior Notes shall not be redeemable at the Company’s option:

(a) Optional Redemption. This Senior Note will be redeemable at the Company’s option as set forth in Section 203(a) of the Tenth Supplemental Indenture.

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(b) Redemption Procedures. Except as modified by Section 203 of the Tenth Supplemental Indenture, any redemption of the Senior Notes under Section 203 of the Tenth Supplemental Indenture is subject to the terms and conditions of Article 13 of the Base Indenture.

6. MANDATORY REDEMPTION, SINKING FUND. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

7. DEFEASANCE. The Senior Notes will be subject to defeasance and covenant defeasance pursuant to Article 14 of the Base Indenture.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in a minimum denomination of $2,000 and authorized denominations of any integral multiples of $1,000 in excess thereof. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Senior Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption. Also, the Company need not exchange of register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed.

9. PERSONS DEEMED OWNERS. The registered Holder of a Senior Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. The Senior Indenture or the Senior Notes may be amended or supplemented as provided in the Senior Indenture.

11. RESTRICTIVE COVENANTS. The Senior Indenture contains certain covenants, including covenants with respect to the following matters: (i) merger, consolidation or sale of all or substantially all assets of the Company; and (ii) dispositions of stock of a Principal Subsidiary Bank.

12. DEFAULTS AND REMEDIES. If an Event of Default with respect to the Senior Notes occurs, the principal of all outstanding Senior Notes and any accrued and unpaid interest thereon may be declared due and payable in the manner and with the effect provided in the Senior Indenture. Notwithstanding the foregoing, if an Event of Default under Section 5.01(c) or Section 5.01(d) of the Base Indenture, as modified by Section 202(k) of the Tenth Supplemental Indenture, shall occur and be continuing with respect to the Company the principal of all outstanding Senior Notes and any accrued and unpaid interest thereon shall become due and payable immediately without any further action on the part of the Trustee or the Holders. Holders may not enforce the Senior Indenture or the Senior Notes except as provided in the Senior Indenture. Subject to certain limitations, Holders of not less than a majority in principal amount of the outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any default under the Senior Indenture (except a default relating to the payment of principal of, premium, if any, or interest on the Senior Notes) if it determines that withholding notice is in their interest. The Holders of not less than a majority in principal amount of the outstanding Senior Notes may on behalf of the Holders of all of the Senior Notes waive any past default or its consequences under the Senior Indenture, except a default in payment of the principal of, premium, if any, or interest on, any of the Senior Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Senior Indenture.

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13. AUTHENTICATION. This Senior Note shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of one of the authorized officers of the Trustee (or, solely in the case of a Global Note, by manual, facsimile or other electronic signature of one of its authorized officers).

14. GOVERNING LAW. THE SENIOR INDENTURE AND THIS SENIOR NOTE SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

15. CUSIP NUMBERS AND ISIN. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Senior Notes and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Senior Indenture. Requests may be made to the Company at the following address:

Citizens Financial Group, Inc.

600 Washington Boulevard

Stamford, CT 06901

Fax No.: 203-900-6758

Attention: Corporate Secretary

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ASSIGNMENT FORM

To assign this Senior Note, fill in the form below:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Please sign exactly as your name appears on the face of this Senior Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[•]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Senior Note is issued in global form.